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FORM 8-A SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934	OMB APPROVAL OMB Number: 3235-0056 Expires: September 30, 2003 Estimated average burden hours per response. . . 3

Van Nuys Studios, Inc.
(Exact name of registrant as specified in its charter)

Delaware	41-2047304
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
14749 Oxnard Street, Van Nuys, California	91411
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates: 333-100304 (if applicable)

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        Incorporated herein by this reference is the description of the securities prepared in compliance with Item 202 of Regulation S-B set forth beneath the caption "Description of Securities," in the prospectus filed by Van Nuys Studios, Inc. (the "Registrant") with the Securities and Exchange Commission as part of the Registrant's Amendment 1 to Registration Statement on Form SB-2, Registration No. 333-100304 (the "Registration Statement"), and all amendments thereto.

Item 2. Exhibits.

3.1
Articles of Incorporation

3.2
Bylaws

5.1
Opinion of Oswald & Yap

10.1
Officer Services Agreement dated July 1, 2002

10.2
Rental Agreement dated July 31, 2002

23.1
Consent of Oswald & Yap

23.2
Consent of Kabani & Company

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Van Nuys Studios, Inc.
Date	January 6, 2003
By	/s/ ALIA S. KHAN Alia S. Khan, Sole Officer and Director

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE